EXHIBIT 99.1

     Digital Microwave Corporation 1994 Stock Incentive Plan



                  DIGITAL MICROWAVE CORPORATION
                    1994 STOCK INCENTIVE PLAN


                           ARTICLE ONE
                             GENERAL


        I.        PURPOSE OF THE PLAN

                  A.        This 1994 Stock  Incentive  Plan (the
"Plan") is intended to promote the interests of Digital Microwave Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its Parent or Subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation, (ii) the non-employee members of the Corporation's Board of Directors (the "Board") or the board of directors of any Parent or Subsidiary corporation and (iii) those consultants and other independent contractors who provide valuable services to the Corporation (or its Parent or Subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its subsidiary corporations).

                  B.       The Plan shall become  effective  upon
approval  by the  Corporation's  stockholders  at the 1994 Annual
Meeting to be held on July 27, 1994. Such date is hereby designated as the Effective Date of the Plan.

       II.        STRUCTURE OF THE PLAN

                  A.       Stock Programs.  The  Plan   shall  be
divided into five separate components:

                  - The Discretionary Option Grant Program under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two.

                  - The Automatic Option Grant Program under which non-employee Board members shall automatically receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three.

                  - The Stock Fee Program under which the non-employee Board members may elect to apply all or a portion of their annual cash retainer fee to the acquisition of shares of Common Stock in accordance with the provisions of Article Four.

                  - The Salary Reduction Grant Program under which eligible individuals may, pursuant to the provisions of Article Five, elect to have a portion of their base salary reduced each year in return for options to purchase shares of Common Stock at an aggregate discount from the Fair Market Value of the option shares on the grant date equal to the salary reduction amount.

                  - The Stock Issuance Program under which eligible individuals may, pursuant to the provisions of Article Six, be issued shares of Common Stock directly, through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of their Fair Market Value at the time of issuance, as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, or pursuant to the individual's election to receive such shares in lieu of base salary.



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                  B.      General Provisions.  Unless the context
clearly indicates otherwise, the provisions of Articles One and Seven shall apply to the Discretionary Option Grant, Automatic Option Grant, Salary Reduction Grant, Stock Issuance and Stock Fee Programs and shall accordingly govern the interests of all individuals under the Plan.

                  C.       Glossary.  Capitalized  terms   shall,
except as otherwise specifically defined within the provisions of the Plan, have the meanings assigned to such terms in the Glossary.

      III.        ADMINISTRATION OF THE PLAN

                  A. The Committee shall have sole and exclusive authority to administer the Discretionary Option Grant, Salary Reduction Grant and Stock Issuance Programs. No Board
member shall be eligible to serve on the Committee if such individual has, within the twelve (12)-month period immediately preceding the date such individual is to be appointed to the Committee, received an option grant or stock issuance under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any Subsidiary), other than pursuant to the Automatic Option Grant Program specified in Article Three or the Stock Fee Program specified in Article Four or the predecessor automatic option grant program in effect under the Corporation's 1984 Stock Option Plan. Members of the Committee shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time.

                  B. The Committee as Plan Administrator shall have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant, Salary Reduction Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of each such program and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in those programs or any outstanding option or stock issuance thereunder.

                  C.        Service    on   the  Committee  shall
constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants or share issuances under the Plan.

                  D. Administration of the Automatic Option Grant and Stock Fee Programs shall be self-executing in accordance with the express terms and conditions of those programs, and the Plan Administrator shall not exercise any discretionary functions with respect to the option grants or stock issuances made pursuant to such programs.

       IV.        ELIGIBILITY

                  A.       The persons eligible to participate in
the Discretionary  Option Grant, Salary Reduction Grant and Stock
Issuance Programs are as follows:

                           -        officers    and   other   key
employees of the Corporation (or any Parent or Subsidiary) who render services which contribute to the management, growth and financial success of the Corporation; and

                           -        those  consultants  or  other
independent contractors who provide valuable services to the Corporation (or any Parent or Subsidiary).


                  B.      Non-employee Board members shall not be
eligible to participate in the Discretionary Option Grant, Salary
Reduction Grant or Stock Issuance Program or in any other stock option, stock purchase,



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stock  bonus  or  other  stock  plan of the  Corporation  (or its
Subsidiaries). Such non-employee Board members shall, however, be eligible to participate in the Automatic Option Grant and Stock
Fee Programs.

                  C. The Plan Administrator shall have full authority to determine, (i) with respect to grants made under the Discretionary Option Grant and Salary Reduction Grant Programs, which eligible individuals are to receive such grants, the number of shares to be covered by each such grant, the status of any granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (ii) with respect to stock issuances under the Stock Issuance Program, which eligible individuals are to be selected for participation, the number of shares to be issued to each selected individual, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid for such shares.

        V.        STOCK SUBJECT TO THE PLAN

                  A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall initially be fixed at 900,000 1/ shares.


                  B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during each of the first five years of the term of the Plan, beginning with the 1995 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on December 31 of the immediately preceding calendar year; but in no event shall such any annual increase exceed 150,000 shares. None of the additional shares resulting from such annual increases may be made the subject of Incentive Options granted under the Plan.

                  C. No one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and receive direct stock issuances for more than 500,000 shares in the aggregate over the term of the Plan.

                  D. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any stock appreciation rights exercised under the Plan and all share issuances under the Plan (other than issuances in payment of exercised stock appreciation rights), whether or not the issued shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a share issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

                  E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the

--------
1/ Does NOT include the increases of 133,330 and 150,000 shares effected automatically on January 3, 1995 and January 2, 1996, respectively (each such increase representing 1% of the total number of shares of Common Stock outstanding on such date).



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Plan,  (ii) the maximum  number  and/or class of  securities  for which the share  reserve is to increase  automatically  each year over the first five years of the term of the Plan, (iii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, (iv) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly
elected  or  continuing   non-employee  Board  member  under  the
Automatic Option Grant Program and (v) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                           ARTICLE TWO

                DISCRETIONARY OPTION GRANT PROGRAM


        I.        TERMS AND CONDITIONS OF OPTIONS

                  Options granted pursuant to the Discretionary Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such grants.

                  A.       Exercise Price.

                  1.       The exercise price per share shall  be
fixed by the Plan Administrator in accordance with the following provisions:

                           The exercise price per share of Common
         Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

                           The exercise price per share of Common
         Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

                  2.       The   exercise  price   shall   become
immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                         (i)        full payment in cash or check
made payable to the Corporation's order,

                        (ii)        full  payment  in  shares  of
Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the date the option is exercised,

                       (iii)        full payment in a combination
of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the date the option is exercised and cash or check made payable to the Corporation's order, or




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                        (iv)        to  the  extent the option is
exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  B. Term and Exercise of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No option shall, however, have a maximum term in excess of ten (10) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

                  C.       Termination of Service.

                  1. Except to the extent otherwise expressly authorized by the Plan Administrator, no Optionee shall have more than a thirty-six (36)-month period measured from the date of such individual's cessation of Service in which to exercise his or her outstanding options under the Plan.

                  2. Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, no such option shall remain exercisable for more than thirty-six (36) months after the date of the Optionee's death.

                  3.       Under no  circumstances shall any such
option be exercisable after the specified expiration date of the option term.

                  4. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of his or her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

                  5.       Should the   Optionee's  Service    be
terminated for Misconduct, all outstanding options held by that individual shall terminate immediately and cease to remain outstanding.

                  6.       The   Plan  Administrator  shall  have
complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding:

                           -        to permit one or more options
         to be exercised not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred;
                           -        to  extend the period of time
         for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period



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         otherwise  in effect  for that  option  to such  greater
         period of time as the Plan Administrator shall deem appropriate, but in no event beyond the specified expiration date of the option term.

                  D. Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                  E.       Repurchase   Rights.   The  shares  of
         Common Stock  acquired  under this  Discretionary  Grant
         Program may be subject to repurchase by the Corporation in accordance with the following provisions:

                  1. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding any unvested shares purchased under such options, then the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

                  2. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

                  3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under the Plan and thereby accelerate the vesting of such shares in whole or in part at any time.

       II.        INCENTIVE OPTIONS

                  The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

                  A. Dollar Limitation. The aggregate Fair Market
Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its Subsidiaries) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a Non-Statutory Option under the Federal tax laws.

                  B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its Subsidiaries, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and the option term shall not exceed five (5) years measured from the grant date.



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      III.      CORPORATE TRANSACTIONS/CHANGES IN CONTROL/HOSTILE
                TAKE-OVER

                 A. In the event of any Corporate Transaction, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof,
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  B.  The  Plan  Administrator   shall  have  the
discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options upon the occurrence of a Corporate Transaction, whether or not those options are to be assumed or replaced in the Corporate Transaction. Alternatively, the Plan Administrator shall have the authority to provide for the subsequent acceleration of any outstanding options which do not otherwise accelerate at the time of the Corporate Transaction, or the subsequent termination of any of the Corporation's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction, should the Optionee's Service terminate through an Involuntary Termination effected within a designated period following the effective date of such Corporate Transaction.

                  C.       Immediately following the consummation
of the  Corporate  Transaction,  all  outstanding  options  shall
terminate,   except  to  the  extent  assumed  by  the  successor
corporation or its parent company.

                  D. Each outstanding option under this Discretionary Grant Program that is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per individual basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

                  E.      The Plan Administrator shall  have  the
discretionary authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options (and the termination of one or more of the Corporation's outstanding repurchase rights) upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service through an Involuntary Termination effected within a specified period following the Change in Control.

                  F.       Any options  accelerated in connection
with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                  G. The grant of options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.




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                  H.       The  portion of any  Incentive  Option
accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

       IV.        STOCK APPRECIATION RIGHTS

                  A. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant to selected Optionees: (i) Tandem Stock Appreciation Rights ("Tandem Rights") and/or Limited Stock Appreciation Rights ("Limited Rights").

                  B.       The  following  terms  and  conditions
shall govern the grant and exercise of Tandem Rights:

                           1.  One  or  more   Optionees  may  be
         granted the Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

                           2. No such option  surrender  shall be
         effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

                           3. If the  surrender  of an  option is
         rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

                  C.       The  following  terms  and  conditions
shall govern the grant and exercise of Limited Rights:

                  1. One or more officers of the Corporation subject to the short-swing profit restrictions of the federal securities laws may, in the Plan Administrator's sole discretion, be granted Limited Rights with respect to their outstanding options.

                  2. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a Limited Right in effect for at least six (6) months shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

                  3.   Neither   the   approval   of   the   Plan
         Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

                          ARTICLE THREE

                  AUTOMATIC OPTION GRANT PROGRAM

        I.        ELIGIBILITY

                  A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Automatic Grant Program shall be limited to
(i) those individuals who are first elected as non-employee Board members at the 1994 Annual Meeting of Stockholders, (ii) those individuals who are first elected or appointed as non-employee Board members after the date of such Annual Meeting, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who are re-elected to serve as non-employee Board members at one or more Annual Stockholder Meetings beginning with the 1995 Annual Meeting. Only individuals who have not been in the prior Service of the Corporation (or any Parent or Subsidiary) may receive an automatic  option  grant  under  clause  (i) or (ii)  above.  Any non-employee Board member eligible to participate in the Automatic Grant Program pursuant to the foregoing criteria is hereby designated an Eligible Director for purposes of such program.

                  B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program and any share issuance to be made pursuant to the provisions of the Stock Fee Program, non-employee Board members shall not be eligible to receive any option grants or stock issuances under this Plan or any other stock plan of the Corporation (or any Parent or Subsidiary).

       II.        TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

                  A.       Grant Dates.  Option grants  shall  be
made on the dates specified below:

                  1. Each individual first elected as an Eligible Director at the 1994 Annual Stockholders Meeting shall automatically be granted on the date of such Meeting a Non-Statutory Option to purchase 15,000 shares of Common Stock.

                  2. Each individual who first becomes an Eligible Director after the date of the 1994 Annual Stockholders Meeting, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 15,000 shares of Common Stock.

                  3.  On the  date of  each  Annual  Stockholders
Meeting, beginning with the 1995 Annual Meeting, each individual who is at that time re-elected as a non-employee Board member and who has not otherwise received any prior automatic option grants during the two immediately preceding calendar years shall automatically be granted a Non-Statutory Option to purchase an additional 5,000 shares of Common Stock, provided such individual has served as a Board member for at least twelve (12) months.

                  B.       No Limitation. There shall be no limit
on the number of such  5,000-share  annual  option grants any one
Eligible Director may receive at successive three-year intervals over his or her period of Board service.

                  C.       Exercise  Price.  The  exercise  price
per share of Common Stock of each automatic option grant shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

                  D. Payment. The exercise price shall be payable in any of the alternative forms authorized under the Discretionary Option Grant Program. To the extent the option is exercised for any unvested shares, the Optionee must execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of the purchased shares at any time while those shares remain subject to such repurchase right.

                 E.       Option Term. Each automatic grant shall
have a maximum term of ten (10) years measured from the grant date.

                 F. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each automatic grant shall vest, and the Corporation's repurchase right shall lapse, in a series of three (3) equal and successive annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon Optionee's completion of one (1) year of Board service measured from the automatic grant date.

                  G. Non-Transferability. During the lifetime of the Optionee, the automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable except for a transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

                  H.       Termination of Board Service.

                  1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested under such option.

                  2. Should the Optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the Optionee's death.

                  3. Upon the Optionee's death or Permanent Disability while serving as a Board member, the shares of Common Stock at the time subject to each automatic option grant held by the Optionee shall immediately vest in full (and the Corporation's repurchase right with respect to such shares shall terminate), and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve
(12)-month period following the date of such cessation of Board service in which to exercise such option for any or all of those vested shares of Common Stock.

                  4. In no event shall any automatic grant remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period provided above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

                  I. Stockholder Rights. The holder of an automatic option grant under this Automatic Grant Program shall have none of the rights of a stockholder with respect to any shares subject to that option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

                  J.       Remaining Terms.  The remaining  terms
and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the Plan.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE
                  TAKE-OVER

                  A. The shares of Common Stock subject to each automatic option grant outstanding at the time of any Corporate Transaction but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, all automatic option grants shall terminate and cease to remain outstanding, except to the extent assumed by the successor entity or its parent corporation.

                  B. The shares of Common Stock subject to each automatic option grant outstanding at the time of any Change in Control but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Each option shall remain so exercisable for all the option shares following the Change in Control until the expiration or sooner termination of the option term.

                  C. Upon the occurrence of a Hostile Take-Over, the Optionee shall also have a thirty (30)-day period in which to surrender to the Corporation each automatic option grant held by him or her for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

                  D. The automatic option grants outstanding under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

       IV.        AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

                  The provisions of this Automatic Option Grant Program, together with the outstanding automatic option grants, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                           ARTICLE FOUR

                        STOCK FEE PROGRAM

        I.        ELIGIBILITY

                  Each individual serving as a non-employee Board member shall be eligible to elect to apply all or any portion of the annual retainer fee otherwise payable to such individual in cash to the acquisition of unvested shares of Common Stock upon the terms and conditions of this Stock Fee Program.

       II.        ELECTION PROCEDURE

                  A. Filing. The non-employee Board member must make the stock-in-lieu-of-fee election prior to the start of the calendar year for which the election is to be effective. The first calendar year for which any such election may be filed shall be the 1995 calendar year. The election, once filed, shall be irrevocable. The election for any upcoming calendar year may be filed at any time prior to the start of that year, but in no event later than December 31 of the immediately preceding calendar year. The non-employee Board member may file a standing election to be in effect for two (2) or more consecutive calendar years or to remain in effect indefinitely until revoked by written instrument filed with the Plan Administrator at least six
(6) months prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

                  B. Election Form. The election must be filed with the Plan Administrator on the appropriate form provided for this purpose. On the election form, the non-employee Board member must indicate the percentage or dollar amount of his or her annual retainer fee to be applied to the acquisition of unvested shares.

      III.        SHARE ISSUANCE

                  A. Issue Date. On the first trading day in January of the calendar year for which the election is effective, the portion of the retainer fee subject to such election shall automatically be applied to the acquisition of shares of Common Stock by dividing the elected dollar amount by the Fair Market Value per share of Common Stock on that trading day. The number of issuable shares shall be rounded down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation as partly paid shares until the non-employee Board member vests in those shares. The non-employee Board member shall have full shareholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

                  B. Vesting. Upon completion of each calendar month of Board service during the year for which the election is in effect, the non-employee Board member shall vest in one-twelfth (1/12) of the issued shares, and the stock certificate for those shares shall be released from escrow. Immediate vesting in all the issued shares shall occur in the event (i) the non-employee Board member should die or become Permanently Disabled during his or her period of Board service or
(ii) there should occur a Corporate Transaction or Change in Control while such individual remains in Board service. Should such individual cease Board service prior to vesting in one or more monthly installments of the issued shares, then those unvested shares shall be cancelled by the Corporation, and the non-employee Board member shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further shareholder rights with respect to such shares.

       IV.        AMENDMENT OF THE STOCK FEE PROGRAM PROVISIONS

                  A. Limited Amendments. The provisions of this Stock Fee Program, together with any outstanding unvested share issuances, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.

                           ARTICLE FIVE

                  SALARY REDUCTION GRANT PROGRAM

        I.        ELIGIBILITY

                  The Plan Administrator shall have plenary authority to select, prior to the start of each calendar year, the particular key employees who shall be eligible for participation in the Salary Reduction Grant Program for that calendar year. In order to participate for a particular calendar year, each selected individual must, prior to the start of that calendar year, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by a designated multiple of one percent (1%), but in no event less than five percent (5%).

                  The Plan Administrator shall review the filed authorizations and determine whether to approve, in whole or in part, one or more of those authorizations. To the extent the Plan Administrator approves one or more authorizations, the individuals who filed those authorizations shall be granted options under this Salary Reduction Grant Program.

                  Options granted under the Salary Reduction Grant Program, such options shall be Non-Statutory Options evidenced by instruments in such form as the Plan Administrator shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.


       II.        TERMS AND CONDITIONS OF OPTION

                  A.       Exercise Price.

                  1. The exercise price per share shall be thirty-three and one-third percent (33-1/3%) of the Fair Market
Value per share of Common Stock on the grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in any of the alternative forms authorized under the Discretionary Grant
Program.

                  B.       Number of  Option  Shares.  The number
of shares of Common Stock for which each grant is to be made to a selected Optionee shall be determined pursuant to the following formula (rounded down to the nearest whole number):

                        X = A / (B x 66-2/3%), where

                        X is the number of option shares,

                        A is the  dollar  amount  of the
                        approved reduction in the Optionee's base salary for the calendar year, and

               B is the Fair Market Value per share
                of Common Stock on the date of the
                              grant.

                  C.       Term and Exercise of Options.

                  1. Each option shall have a maximum term of ten
(10) years measured from the grant date. Provided the Optionee continues in Service, the option shall become exercisable for (i) fifty percent (50%) of the option shares on the last day of June in the calendar year for which the option is granted and for (ii) the balance of the option shares in a series of six (6) successive equal monthly installments on the last day of each of the next six (6) calendar months.

                  2. During the Optionee's lifetime, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

                  D.       Effect of Termination of Service.

                  1. Should an Optionee cease Service for any reason AFTER his or her outstanding option has become exercisable in whole or in part, then that option shall remain exercisable, for any or all of the shares for which the option is exercisable on the date of such cessation of Service, until the expiration of the ten (10)-year option term or any sooner termination in connection with a Corporate Transaction. Following the Optionee's death, such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's death, by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such right of exercise shall lapse, and the option shall terminate, upon the expiration of the ten
(10)-year option term or any sooner termination in connection with a Corporate Transaction.

                  2. Should the Optionee die BEFORE his or her outstanding option becomes exercisable for any of the option shares, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall nevertheless have the right to exercise such option for up to that number of option shares equal to (i) one-twelfth (1/12) of the total number of option shares multiplied by (ii) the number of full calendar months which have elapse between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Such right of exercise shall lapse, and the option shall terminate, upon the earliest to occur of (i) the specified expiration date of the option term, (ii) the termination of the option in connection with a Corporate
Transaction or (iii) the third anniversary of the date of the Optionee's death. However, the option shall, with respect to any and all option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to remain outstanding with respect to those option shares.

                  3. Should the Optionee become Permanently Disabled and cease by reason thereof to remain in Service BEFORE his or her outstanding option becomes exercisable for any of the option shares, then the Optionee shall nevertheless have the right to exercise such option for up to that number of option shares equal to (i) one-twelfth (1/12) of the total number of option shares multiplied by (ii) the number of full calendar months which elapse between the first day of the calendar year for which the option is granted and the last day of the calendar month during which the Optionee ceases Service. Such right of exercise shall lapse, and the option shall terminate, upon the expiration of the ten (10)-year option term or any sooner termination in connection with a Corporate Transaction. However, the option shall, with respect to any and all option shares for which it is not exercisable at the time of the Optionee's cessation of Service, terminate immediately upon such cessation of Service and shall cease to remain outstanding with respect to those option shares.

                  4. Except to the limited extent specifically provided above, should the Optionee cease for any reason to remain in Service before his or her outstanding option first become exercisable for one or more option shares, then that option shall immediately terminate upon such cessation of Service and shall cease to remain outstanding.

                  E.       Stockholder  Rights.     The  Optionee
shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for those shares.

      III.        CORPORATE TRANSACTION/CHANGE IN CONTROL

                  A. Should any Corporate Transaction occur while
the Optionee remains in Service, then each outstanding option held by such Optionee under this Salary Reduction Program shall become exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all of the shares at the time subject to such option and may be exercised for any or all of such shares as fully vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor entity or its parent corporation.

                  B. Upon the Involuntary Termination of the Optionee's Service following a Change in Control, each outstanding option held by such Optionee under this Salary Reduction Program shall immediately become exercisable for all of the shares at the time subject to such option and may be exercised for any or all of such shares as fully vested shares of Common Stock. The option shall remain so exercisable until the expiration of the ten (10)-year option term.

                  C. Option grants under this Salary Reduction Program shall not affect the Corporation's right to adjust, reclassify, reorganize or change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer any or all of its assets.



                           ARTICLE SIX

                      STOCK ISSUANCE PROGRAM

        I.        TERMS AND CONDITIONS OF STOCK ISSUANCES

                  Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions below.

                  A.       Consideration

                  1. Newly Issued Shares shall be issued under the Stock Issuance Program for one or more of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

                                  (i)       full payment in  cash
         or check made payable to the Corporation's order,

                                 (ii)       a    promissory  note
         payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator, or

                                (iii)      past services rendered
         to the Corporation or any Parent or Subsidiary.

                  2. Newly Issued Shares must be issued for consideration with a value not less than eighty-five percent
(85%) of the Fair Market Value of such shares at the time of issuance.

                  3. Treasury Shares may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.

                  4. Shares of Common Stock may also, in the Plan Administrator's absolute discretion, be issued pursuant to an irrevocable election by the Participant to receive a portion of his or her base salary in shares of Common Stock in lieu of such base salary. Any such issuance shall be effected in accordance with the following guidelines:

                  - On the first trading day in January of the calendar year for which the election is effective, the portion of base salary subject to such election shall automatically be applied to the acquisition of Common Stock by dividing the elected dollar amount by the Fair Market Value per share of the Common Stock on that trading day. The number of issuable shares shall be rounded down to the next whole share, and the issued shares shall be held in escrow by the Secretary of the Corporation as partly paid shares until the Participant vests in those shares. The Participant shall have full stockholder rights, including voting, dividend and liquidation rights, with respect to all issued shares held in escrow on his or her behalf, but such shares shall not be assignable or transferable while they remain unvested.

                  - Upon completion of each calendar month of Service during the year for which the election is in effect, the Participant shall vest in one-twelfth (1/12) of the issued shares, and the stock certificate for those shares shall be released from escrow. All the issued shares shall immediately vest upon (i) the consummation of a Corporate Transaction or (ii) the Involuntary Termination of the Participant's Service following a Change in Control. Should the Participant otherwise cease Service prior to vesting in one or more monthly installments of the issued shares, then those unvested shares shall immediately be surrendered to the Corporation for cancellation, and the Participant shall not be entitled to any cash payment or other consideration from the Corporation with respect to the cancelled shares and shall have no further stockholder rights with respect to such shares.

                  B.       Vesting Provisions

                  1. The shares of Common Stock issued under the Stock Issuance Program (other than shares issued in lieu of salary) may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

                         (i)        the  Service  period  to   be
         completed  by  the   Participant   or  the   performance
         objectives to be achieved by the Corporation,

                        (ii)        the number of installments in
         which the shares are to vest,

                       (iii)        the interval or intervals (if
         any) which are to lapse between installments, and

                        (iv)        the  effect   which    death,
         Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

                  2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued, subject to (i) the same vesting requirements applicable to the Participant's unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                  3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately cancelled by the Corporation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the cancelled shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such cancelled shares. The cancelled shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

                  4. The Plan Administrator may in its discretion elect to waive the cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

       II.        CORPORATE TRANSACTIONS/CHANGE IN CONTROL

                  A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under this Stock Issuance Program shall immediately vest in full and the Corporation's repurchase rights shall terminate, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement.

                  B. The Plan Administrator shall have the discretionary authority, exercisable at any time while unvested shares remain outstanding under this Stock Issuance Program, to provide for the immediate and automatic vesting of those shares in whole or in part upon the occurrence of a Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service through an Involuntary Termination effected within a specified period following the Change in Control.

      III.        TRANSFER RESTRICTIONS/SHARE ESCROW

                  A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

              "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE

         CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED ________________, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

                  B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to the Participant's spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the transferee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the transferred shares.

                          ARTICLE SEVEN

                          MISCELLANEOUS

        I.        LOANS OR INSTALLMENT PAYMENTS

                  A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Grant Program or the Salary Reduction Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the acquired shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan
Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

                  B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

       II.        AMENDMENT OF THE PLAN AND AWARDS

                  A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to stock options, stock appreciation rights or unvested stock issuances at the time outstanding under the Plan, unless the Optionee or Participant consents to such amendment. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted to newly elected or continuing non-employee Board members under the Automatic Grant Program or the maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) materially modify the eligibility requirements for Plan participation or (iii) materially increase the benefits accruing to Optionees or Participants.

                  B. Options to purchase shares of Common Stock may be granted under the Discretionary Grant Program and the Salary Reduction Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable short term federal rate) for the period the shares were held in escrow.

      III.        TAX WITHHOLDING

                  A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or stock appreciation rights or the direct issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

                  B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options (other than the automatic option grants made pursuant to the Automatic Grant Program) or unvested shares under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities (the "Taxes") incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  - Stock Withholding: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of
Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

                  - Stock Delivery: The holder of the Non-Statutory Option or the unvested shares may be provided with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

       IV.        EFFECTIVE DATE AND TERM OF PLAN

                  A.  This    Plan   shall   become     effective
immediately upon approval by the Corporation's stockholders at the 1994 Annual Meeting.

                  B. The Plan shall terminate upon the earlier of
(i) April 28, 2004 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of options or stock appreciation rights or the issuance of shares (whether vested or unvested) under the Plan. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

        V.        USE OF PROCEEDS

                  Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.

       VI.        REGULATORY APPROVALS

                  A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the stock options and stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it and the Common Stock issued pursuant to it.

                  B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

      VII.        NO EMPLOYMENT/SERVICE RIGHTS

                  Neither  the  action  of  the   Corporation  in
establishing   the  Plan,  nor  any  action  taken  by  the  Plan
Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or Subsidiary) for any period of specific duration, and the Corporation (or any Subsidiary retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.

                             GLOSSARY

              The following definitions shall be in
effect under the Plan:

                  CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through any of the following transactions:

                  - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                  - a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

                  CODE: the Internal Revenue Code of 1986, as amended.

                  COMMITTEE: a committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

                  CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

                  - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

                  - a sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or


                  - any reverse  merger in which the  Corporation
         is  the  surviving   entity  but  in  which   securities
         possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

                  EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more
Subsidiaries, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

                  FAIR MARKET VALUE: the closing selling price per share on the date in question on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

                  - the direct or indirect acquisition by any person or related group of persons of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

                  - more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

                 INCENTIVE OPTION: a stock option which satisfies the requirements of Code Section 422.

                 INVOLUNTARY  TERMINATION:   the  termination  of
the Service of any Optionee or Participant which occurs by reason of:

                  -  such   individual's    involuntary dismissal
         or discharge  by the  Corporation  for   reasons  other
         than Misconduct, or

                  - such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

                  MISCONDUCT: the commission of any act of fraud,
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or any Parent or Subsidiary, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any Parent or Subsidiary may consider as grounds for the dismissal or discharge of any Optionee, Participant or other individual in the Service of the Corporation.

                  NEWLY ISSUED SHARES: shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock.

                  1934 ACT:  the Securities and  Exchange  Act of
         1934, as amended.

                  NON-STATUTORY  OPTION:   a  stock  option   not
intended to meet the requirements of Code Section 422.

                  OPTIONEE: any person to whom an option is granted under the Discretionary Grant, Automatic Grant or Salary
Reduction Grant Program in effect under the Plan.

                  PARENT: each corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation (other than the Corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

                  PARTICIPANT:  any  person   who   receives   a
direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

                  PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.
                  PLAN ADMINISTRATOR: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant, the Salary Reduction and the Stock Issuance Programs.

                  SERVICE: the provision of services on a periodic basis to the Corporation or any Parent or Subsidiary in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

                  SUBSIDIARY: each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

                  TAKE-OVER PRICE: the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

                  TREASURY  SHARES:  shares   of   Common   Stock
reacquired by the Corporation and held as treasury shares.

                          EXHIBIT 99.2*

          Form of Notice of Grant of Stock Option to be
              generally used in connection with the
          Discretionary Option Grant Program of the 1994
                      Stock Incentive Plan.

                          EXHIBIT 99.3*

          Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1994 Stock Incentive Plan.

                          EXHIBIT 99.4*

         Addendum to Stock Option Agreement (Involuntary
                          Termination).

                          EXHIBIT 99.5*

         Addendum to Stock Option Agreement (Special Tax
                            Election).

                          EXHIBIT 99.6*

        Addendum to Stock Option Agreement (Limited Stock
                       Appreciation Right).

                          EXHIBIT 99.7*

          Addendum to Stock Option Agreement (Financial
                           Assistance).

                          EXHIBIT 99.8*

        Form of Notice of Grant of Automatic Stock Option
           to be generally used in connection with the
         Automatic Option Grant Program of the 1994 Stock
                 Incentive Plan (Initial Grant).

                          EXHIBIT 99.9*

        Form of Notice of Grant of Automatic Stock Option
           to be generally used in connection with the
         Automatic Option Grant Program of the 1994 Stock
                  Incentive Plan (Annual Grant).

                          EXHIBIT 99.10*

          Form of Automatic Stock Option Agreement to be
      generally used in connection with the Automatic Option
            Grant Program of the 1994 Stock Incentive
                              Plan.

                          EXHIBIT 99.11*

         Form of Stock Issuance Agreement to be generally used in connection with the Stock Fee Program of the 1994 Stock Incentive Plan.

                          EXHIBIT 99.12*

         Form of Stock Issuance Agreement to be generally
        used in connection with the Stock Issuance Program
                of the 1994 Stock Incentive Plan.

                          EXHIBIT 99.13*

           Form of Addendum to Stock Issuance Agreement
                     (Special Tax Election).

                          EXHIBIT 99.14*

           Form of Addendum to Stock Issuance Agreement
                    (Involuntary Termination).


--------
    * Exhibits 99.2 through 99.14 are incorporated herein by reference to Exhibits 99.2 through 99.14, respectively, on Registrant's Registration Statement No. 33-85270 on Form S-8 which was filed with the SEC on October 17, 1994.